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                                                                       EXHIBIT 5


                             McDermott, Will & Emery

April 5, 2002

Velocity Express Corporation
Four Paramount Plaza
7803 Glenroy Road, Suite 200
Bloomington, Minnesota  55439

         Re:      Velocity Express Corporation
                  Registration Statement on Form S-8

         This opinion is delivered in our capacity as counsel to Velocity Express Corporation ("Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("the "Act") of a Registration Statement on Form S-8 (the "Registration Statement") relating to 12,362,000 shares of Common Stock, par value $.004 per share (the "Registered Shares"). The Company is authorized to issue the Registered Shares pursuant to its 1995 Stock Option Plan, the 1996 Director Stock Option Plan, the 2000 Stock Option Plan and certain non-qualified stock option agreements entered into with certain employees in 1999, 2000 and 2001 (each, a "Plan").

         As counsel for the Company, we have examined copies of the Plans, the Company's Amended and Restated Certificate of Incorporation and By-laws, each as presently in effect, and such records, certificates and other documents of the company as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in the District of Columbia. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the District of Columbia and the Delaware General Corporation Law.

         Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Registered Shares against payment therefor in accordance with the terms of the applicable Plan and any agreement thereunder, the Registered Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock under the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

         The foregoing assumes all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of the National Association of Securities Dealers, Inc.

         We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ McDermott, Will & Emery

                                            McDermott, Will & Emery